Exhibit 10.2

EXECUTION VERSION

PROMISSORY NOTE

HNRA Upstream, LLC	12.00%

Promissory Note

THIS PROMISSORY NOTE AND ANY SECURITIES ISSUABLE RELATED TO THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

This unsecured, subordinated note (the “Note”) is being delivered pursuant to that certain Amended and Restated Membership Interest Purchase Agreement dated as of August 28, 2023 (the “Purchase Agreement”), by and among CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), 4400 Holdings, LLC, a Texas limited liability company (“4400”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”, and together with CIC, DenCo and 4400, collectively, “Sellers”), HNR Acquisition Corp., a Delaware corporation (the “Company”), HNRA Partner, Inc., a Delaware corporation (“Partner”), and HNRA Upstream, LLC, a Delaware limited liability company (“Obligor”), and, solely for purposes of Section 6.20 thereof, HNRAC Sponsors LLC, a Delaware limited liability company, pursuant to which the Obligor and Partner have agreed to acquire 100% of the outstanding equity interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo”). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

FOR VALUE RECEIVED, Obligor hereby promises to pay to Pogo Royalty, LLC, a Texas limited liability company and an affiliate of Sellers (the “Holder”), an amount equal to $15,000,000.00 (the “Principal”) on or before May 15, 2024 (the “Maturity Date”), together with accrued interest thereon at an interest rate equal to 12.00% per annum (“Interest”).

1. Payment Terms.

(a) Payment. Payment of the Principal and any accrued Interest (including Default Interest, as such term is defined herein (if any)) shall be made on the Maturity Date by certified or bank cashier’s check payable to the Holder, or by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America. If the Maturity Date occurs on a date that is not a Business Day then the Principal or Interest (including Default Interest, if applicable) then due shall be paid on the next succeeding Business Day. “Business Day” shall mean any day other than Saturday, Sunday or any day upon which banks in Dallas, Texas are authorized or required to be closed.

(b) Prepayment. Obligor may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued Interest to the date of such payment on the amount prepaid.

(c) Interest. Interest shall be paid to the Holder in cash, on or prior to the Maturity Date. Any Default Interest shall be paid to the Holder in cash promptly.

2. Default and Remedies.

(a) If any of the following events or conditions (each an “Event of Default”) shall occur and be continuing:

(i) Obligor shall fail to pay the Principal and any Interest due (or any lesser amount due) on the Maturity Date;

(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Obligor, or of a substantial part of the property or assets of Obligor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Obligor or for a substantial part of the properties or assets of Obligor or (C) the winding-up, liquidation or dissolution of Obligor; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(iii) Obligor (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (A) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Obligor or for a substantial part of the properties or assets of Obligor, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing;

(iv) Obligor shall fail to materially comply with any material covenant or obligation set forth in this Note, including the covenants set forth in Section 4 hereof; or

(v) Any Event of Default under and as defined in the Term Loan Agreement, dated on or about the date hereof (the “Senior Loan Agreement”), among First International Bank & Trust, as Lender, the Company, as Borrower, and the other parties thereto;

; then, (x) in the case of an Event of Default specified in clause (a)(i), (a)(iv) or (a)(v) above, the Holder may, at any time during the continuance of such Event of Default, by written notice to Obligor, declare the entire outstanding Principal, together with all accrued and unpaid Interest, to be due and payable and (y) in the case of an Event of Default specified in clauses (a)(ii) or (a)(iii) above, the entire outstanding Principal, together with all accrued and unpaid Interest, shall automatically forthwith become due and payable without presentment, protest or notice of any kind, all of which are hereby expressly waived by Obligor.

(b) Subject to the other terms of this Note, if an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the Principal or Interest or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the Holder may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding. In the case of a default in the payment of the Principal or Interest, and in addition to any Default Interest that shall accrue and become payable, Obligor will pay to the Holder such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

(c) Default Interest. If an Event of Default occurs, at the option of the Holder, all outstanding amounts of the Principal and Interest shall thereafter bear interest at the lesser of (i) 18% per annum and (ii) the highest amount permissible under applicable Law (“Default Interest”) per annum and compounded monthly; provided, that such Default Interest shall apply retroactive to the date of this Note for all amounts outstanding.

3. Representations and Warranties.

Each of the Company and Obligor hereby represents and warrants to the Holder that on and as of the date hereof:

(a) Each of the Company and Obligor is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) Each of the Company and Obligor is duly authorized to execute and deliver this Note and to perform their respective obligations under this Note.  The execution and delivery of this Note, and the performance by each of the Company and Obligor of their respective obligations hereunder, (i) have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Company and Obligor, (ii) do not conflict with or violate any provisions of either the Company’s Organizational Documents or Obligor’s Organizational Documents, (iii) do not violate or cause a default under any applicable Law; and (iv) do not result in a violation of, or a default under, or give rise to a right for any third-party to terminate any Material Contract to which either the Company or Obligor is party or by which either the Company’s or Obligor’s assets are bound, including the Senior Loan Agreement, except in the case of clauses (iii) and (iv) as would not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of either the Company or Obligor, or of either the Company’s or Obligor’s Subsidiaries, taken as a whole, or the validity or enforceability of this Note or the rights and remedies of the Holder hereunder (including the right of timely repayment of all Principal and Interest) (a “Material Adverse Effect”);

(c) this Note is a legal, valid and binding obligation of the Company and Obligor, enforceable against the Company and Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law);

(d) except for such filings or other actions that have been made or taken on or prior to the date hereof and such filings or other actions the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or other action by, or filing with or notification to, any Person or any Governmental Body on the part of the Company or Obligor is required in connection with the execution, delivery and performance by the Company or Obligor of this Note;

(e) there is no Proceeding pending or, to the knowledge of the Company or Obligor, threatened in writing against the Company or Obligor, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect; and

(f) there is no judgment, order, ruling, or decree outstanding against the Company or Obligor that would reasonably be expected to have a Material Adverse Effect.

4. Certain Covenants.

(a) Until the obligations under this Note are repaid in full (including all Principal, Interest and Default Interest (if any)), Obligor shall conduct the business of Pogo and its Subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing of the transactions contemplated by the Purchase Agreement (including by maintaining levels of compensation to employees that are no more than such expenses and costs incurred by Pogo and its Subsidiaries for compensation to employees during the nine (9) months prior to the closing of the transactions contemplated by the Purchase Agreement), except that the Company or Obligor may pay its executives that compensation which has been approved by the Company’s compensation committee, with the advice of an independent compensation consultant, not to exceed $700,000 annually (which, for the avoidance of doubt, shall exclude compensation payable as deferred compensation after full satisfaction of this Note).

(b) Without limiting the foregoing, unless otherwise consented to in writing by each Holder, so long as the obligations under this Note are outstanding, Obligor shall not (i) transfer, sell, hypothecate, encumber, or dispose of any material assets of Pogo or its Subsidiaries except for (x) sales of inventory (including hydrocarbons produced) in the ordinary course of business on ordinary and market-based trade terms, (y) the creation of liens securing the Senior Debt (as defined below) or (z) other transactions consented to in writing by Holder, or (ii) acquire any material assets outside of the ordinary course of business.

(c) Until the obligations under this Note are repaid in full (including all Principal, Interest and Default Interest (if any)), (i) any net proceeds raised by Obligor, Pogo or any of their Subsidiaries in connection with the issuance of any equity or debt securities shall be used to repay (whether in full or in part) the accrued and outstanding obligations under this Note, and (ii) none of the Company, Obligor, SPAC Subsidiary, Pogo or any of their respective Subsidiaries shall incur additional indebtedness for borrowed money that is senior (in right or structurally (other than the indebtedness and other obligations under the Senior Loan Agreement)) or materially amend or restate the Senior Loan Agreement to allow for additional borrowings thereunder.

5. Subordination. Anything in this Note to the contrary notwithstanding, the Principal and any Interest, including Default Interest (collectively the “Subordinated Debt”), shall be subordinate and junior to all obligations (collectively the “Senior Debt”) owing to the lender (the “Senior Lender”) under the Debt Financing. Payment of this Note is subject to that certain Subordination Agreement of even date herewith between Holder, Obligor and Senior Lender. Unless permitted under the Subordination Agreement, Holder shall not accept nor receive any direct or indirect payment of or on account of the Subordinated Debt. Holder and Obligor hereby designate the Senior Lender as a third-party beneficiary of this Section 5. The subordination contained in this Section 5 shall be binding upon any transferee or nominee of Holder and any such transferee, by its acceptance of this Note shall be deemed to agree to the subordination and covenants and other agreements contained in this Section 5.

6. Notices.

All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to:

If to Obligor to:

HNRA Upstream, LLC

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: CFO

Email: mbtrotter@comcast.net

with a copy to (not constituting notice):

David M. Smith, General Counsel

HNR Acquisition Corp.

10142 Holly Chase Dr.

Houston, Texas 77042

Email: dmsmith@HNRA-NYSE.com

If to the Holder to:

Pogo Resources, LLC

4809 Cole Avenue

Suite 200

Dallas, Texas 75205

Attn: Kirk Pogoloff

with a copy to (not constituting notice):

CIC Pogo LP

3879 Maple Avenue

Suite 400

Dallas, Texas 75219

Attn: Chris Cowan, Bayard Friedman

7. Governing Law; Jurisdiction.

This Note shall be construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules. Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of Texas and of the United States federal courts located within Dallas County, Texas, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas court (or, to the extent permitted by law, in such federal court). Obligor agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note against Obligor or its properties in the courts of any jurisdiction.

8. Waiver of Presentment.

Except as otherwise expressly provided in this Note, Obligor waives presentment for payment, demand, notice of nonpayment, diligence, notice of acceptance, notice of dishonor, demand for payment, protest of any dishonor, notice of protest, and protest of this Note and all other notices of any kind in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

9. Severability.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, Obligor and the Holder shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

10. Amendments.

This Note may not be changed, amended or modified except by agreement in writing signed by Obligor and the Holder.

11. Entire Agreement.

This Note, together with the Purchase Agreement and the other documents and agreements delivered at the closing pursuant to the express provisions of the Purchase Agreement, constitute the full and entire understanding and agreement of Obligor and the Holder hereto in respect of its subject matter, and supersedes all prior agreements, understandings (oral and written) and negotiations between or among Obligor or the Holder with regard to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, Obligor has caused this Note to be signed on its behalf, in its limited liability company name, by its duly authorized officer as an instrument under seal, as of November 15, 2023.

HNRA Upstream, LLC

By:	/s/ Mitchell B. Trotter
Mitchell B. Trotter President

HNR Acquisition Corp (solely with respect to Sections 3 and 4)

By:	/s/ Mitchell B. Trotter
Mitchell B. Trotter, Authorized Signer